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                                  EXHIBIT 10(e)

                              CONSULTING AGREEMENT

         This CONSULTING AGREEMENT dated March 13, 2001, is entered into by and among PediaNet.com, Inc., a Georgia corporation ("Parent"), drpaula.com, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Company"), and CA Consulting Services, Inc., a New York corporation ("Consultant").

         1. Retention.

         Company hereby retains Consultant as an independent contractor consultant, and Consultant hereby agrees to accept retention from Company as such a consultant, with responsibilities to consult with the Company on such issues, in such a manner, and at such times, as are mutually agreeable.

         2. Term.

         The retention under this Agreement shall commence effective on the date hereof and shall end on the first anniversary hereof.

         3. Fees.

           (a) Payment of Fees. As fees for the services to be provided to Company, Parent shall transfer on behalf of Consultant to Alan G. Cohen, President of Consultant and the natural person who will be bona fide providing the services hereunder for Consultant to Company, on the date hereof shares of the common stock, $.001 par value per share (the "PediaNet Shares"), of Parent so that the aggregate fair market value thereof at the date of issuance is equal to $40,000. For purposes of this Agreement, the "fair market value" of a PediaNet Share at the date of its issuance shall be the 10-day average closing price thereof on the principal exchange or quotation service on which the



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PediaNet Shares are then being traded, ending three trading days prior to the date of issuance hereunder, rounded up to the nearest whole number of PediaNet Shares, if such calculation results in a fraction of a PediaNet Share.

           (b) Registration. All issuances of PediaNet Shares hereunder shall be registered with the Securities Exchange Commission ("SEC") on Form S-8 or any successor form thereto (or if such a form is unavailable, under any other available form of registration) and under all applicable state securities laws, prior to the time such issuances are to be made hereunder. Parent shall at all times maintain the effectiveness of any such registration, amend, and/or supplement such registration statements in accordance with all applicable laws, list or authorize for quotation all such PediaNet Shares on the primary exchange or quotation service on which the PediaNet Shares are then trading, and reserve for issuance hereunder the PediaNet Shares to be issued hereunder. Parent represents to Consultant that, prior to the date hereof, it has filed a Form S-8 relating to the issuances of the PediaNet Shares hereunder with the SEC, and that such registration statement has been declared or deemed effective.

         4. Reimbursement of Business Expenses.

          During the term of this Agreement, Company shall reimburse Consultant promptly for all reasonable expenditures, including, but not limited to, travel, entertainment, and parking; provided such expenses are incurred in connection with its duties under this Agreement, and are submitted for reimbursement in accordance with the policies reasonably established by the Board of Directors therefor in effect at the time the expense is incurred.

         5. Independent Contractor.

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         Company and Consultant acknowledge that Consultant is solely an independent contractor and consultant.

         6. Notices.


         For purposes of this Agreement, notices and other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States Registered or Certified Mail, return receipt requested, postage prepaid, addressed as follows:

         If to Consultant:          CA Consulting Services, Inc.
                                    450 Park Avenue, Suite 1001
                                    New York, New York 10022
                                    Attn:  President

         If to Company or Parent:
                                    c/o PediaNet.com, Inc.
                                    15 West End Avenue,
                                    Brooklyn, New York 11235

or at such other address as any party may have furnished to the other in writing subsequent to the execution of this Agreement or, in the case of Consultant, to the address listed for him in Company's records, and in the case of Company or Parent, to the address known by Consultant to be where the primary office of Parent is located.

         7. Modifications, Waivers; Superseding Agreement; Applicable Law.

         No provision in this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing, signed by Consultant and by the Parent and Company. This Agreement supersedes all prior oral or written agreements relating to the subject matter hereof or any other matter affecting Consultant's services rendered for the Company and use of its information. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York,

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without regard to the conflicts of laws principles thereof.

         8. Severability.

         If any provision of this Agreement is determined to be invalid or is in any way modified by any governmental agency, tribunal, or court of competent jurisdiction, such determination shall be considered as a separate, distinct, and independent part of this Agreement and shall not affect the validity or enforceability of any of the remaining provisions of this Agreement.

         9. Successor Rights and Assignment.

         This Agreement shall bind, inure to the benefit of, and be enforceable by Consultant's successors and assigns. The rights and obligations of Parent and/or Company under this Agreement may not be assigned without the prior written consent of Consultant. Consultant may not assign its duties hereunder and he may not assign any of its rights hereunder without the prior written consent of Company.


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         IN WITNESS WHEREOF, Consultant, Parent and Company have signed this
Agreement as of the date hereinabove indicated.


                                          CA CONSULTING SERVICES, INC.

                                          By:  /s/ Alan Cohen
                                               -----------------
                                          Name:  Alan Cohen
                                          Title:  President


                                          PEDIANET.COM, INC.

                                          By:  /s/Steven Richter
                                               -------------------
                                          Name: Steven Richter
                                          Title:  President


                                          DRPAULA.COM, INC.:

                                          By:  /s/Harold Engel
                                               --------------------
                                          Name: Harold Engel
                                          Title:  President